                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) October 22, 1996
                                                        ----------------

                                  GRANGES INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       1-9025                                          Not Applicable
---------------------                       ------------------------------------
(Commission File No.)                       (I.R.S. Employer Identification No.)

                            British Columbia, Canada
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

     Suite 3000, 370 Seventeenth Street, Denver, CO, USA         80202
     ---------------------------------------------------       ----------
           (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code 303-629-2450
                                                           ------------

                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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                                  GRANGES INC.

Item 1.  Changes in Control of Registrant

         Not applicable

Item 2.  Acquisition or Disposition of Assets

         Not applicable

Item 3.  Bankruptcy or Receivership

         Not applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Not applicable

Item 5.  Other Events

         (a) On October 22, 1996, the Registrant issued the following press release:

          "AMALGAMATION OF GRANGES INC. AND DA CAPO RESOURCES LTD.

VANCOUVER, BRITISH COLUMBIA, OCTOBER 22, 1996 - Mr. Michael Richings, President and Chief Executive Officer of Granges Inc., and Mr. Ross Beaty, President of Da Capo Resources Ltd., announced today that the shareholders of Granges and Da Capo have overwhelmingly approved the amalgamation of both companies effective November 1, 1996.

The amalgamation is subject to court approval, which will be sought on October 30, 1996.

The name of the amalgamated company will be "Vista Gold Corp." The shareholders of Granges will receive one common share of Vista Gold for each Granges share, and the shareholders of Da Capo will receive two common shares of Vista Gold for each Da Capo share, as previously reported.

After the amalgamation becomes effective, Granges' largest shareholder, Atlas Corporation, will hold 9.6% of Vista Gold and Da Capo's largest shareholder, Ross J. Beaty, will hold 9.9%.

Commenting on the amalgamation, Mr. Richings said, "Vista Gold Corp. will be a financially strong, rapidly growing gold producer with substantial reserves and a large portfolio of exploration and development properties in Bolivia, Peru, Ecuador, Venezuela, United States and Canada. The company will initially have gold production of 100,000 ounces per year from the Hycroft mine, an inventory of gold resources of 4.4 million ounces and a proven and probable mineable reserve base of 1.5 million ounces. It is anticipated, based on internal projections, that Vista Gold will be able to increase its mineable reserves to 3 million ounces of gold and to





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produce 300,000 ounces per year from the development of mines in Bolivia and
Venezuela over the next three years, at an average cash cost of production below US$200 per ounce."

Mr. Beaty, also commenting on the amalgamation, stated, "As Vice Chairman of Vista Gold I am pleased to be a part of this exciting new gold mining company with its excellent pipeline of growth projects, good balance sheet and fine mining management."

Upon completion of the amalgamation, the common shares of Vista Gold will be listed for trading on The Toronto Stock Exchange and the American Stock Exchange under the trading symbol "VGZ". Subject to final approval from the exchanges, it is anticipated that trading in Vista Gold will commence on or about November 11, 1996."

         (b) On October 30, 1996, the Registrant issued the following press release:

              "COURT APPROVES AMALGAMATION OF GRANGES AND DA CAPO

VANCOUVER, BRITISH COLUMBIA, OCTOBER 30, 1996 -- Mr. Michael Richings, President and Chief Executive Officer of Granges Inc. and Mr. Ross Beaty, President of Da Capo Resources Ltd., announced that the Supreme Court of British Columbia today approved the amalgamation of Granges and Da Capo, effective November 1, 1996 under the name "Vista Gold Corp.". The shareholders of Granges will receive one common share of the amalgamated company for each common share of Granges. Shareholders of Da Capo will receive two common shares of the amalgamated company for each common share of Da Capo.

The common shares of Vista Gold will be listed for trading on The Toronto Stock Exchange and the American Stock Exchange under the trading symbol "VGZ". Subject to final approval from the exchanges, it is anticipated that trading in Vista Gold will commence on or about November 11, 1996.

Vista Gold will be a well-financed, mid-tier gold producer with substantial reserves and a large portfolio of properties in North and South America. At its inception, Vista Gold will have 100,000 ounces of gold production per year from the efficient Hycroft mine in Nevada. Based on planned development and expansion projects, annual gold production is expected to approach 300,000 ounces over the next three years resulting from the development of mines located in Bolivia and Venezuela."





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Item 6.          Resignations of Registrant's Directors

                 Not applicable

Item 7.          Financial Statements and Exhibits

         (a)     Financial Statements - none

         (b)     Pro Forma financial information - none

         (c)     Exhibit - none

Item 8.          Change in Fiscal Year

                 Not applicable


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                       GRANGES INC.
                                            -----------------------------------
                                                       (Registrant)


Date:  November 6, 1996                 By:    /S/  A.J. ALI, CA
                                            -----------------------------------
                                            A.J. Ali, CA
                                            Vice President Finance and
                                            Chief Financial Officer





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